EXHIBIT 24

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors and/or Officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Robert Q. Reilly, Gregory H. Kozich, Edward S. Rosenthal, Christi Davis, and Karen M. Barrett, and each of them, as such person’s true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation and/or as an Officer of the Corporation to the 2014 Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he or she may deem appropriate, together with all exhibits thereto, and to any and all amendments or supplements thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.

This Power of Attorney will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney other than the revocation, in accordance with applicable laws, of any power of attorney previously granted specifically in connection with the filing of the 2014 Form 10-K (and any and all related documents, including any amendments or supplements to the 2014 Form 10-K).

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney in the capacities indicated as of this 13th day of February, 2015.

Name/Signature	Capacity

/s/ William S. Demchak	Chairman, Chief Executive Officer and President (Principal Executive Officer) and Director
William S. Demchak

/s/ Robert Q. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert Q. Reilly

/s/ Gregory H. Kozich	Senior Vice President and Controller (Principal Accounting Officer)
Gregory H. Kozich

/s/ Richard O. Berndt	Director
Richard O. Berndt

/s/ Charles E. Bunch	Director
Charles E. Bunch

/s/ Paul W. Chellgren	Director
Paul W. Chellgren

/s/ Marjorie Rodgers Cheshire	Director
Marjorie Rodgers Cheshire

/s/ Andrew T. Feldstein	Director
Andrew T. Feldstein

/s/ Kay Coles James	Director
Kay Coles James

/s/ Richard B. Kelson	Director
Richard B. Kelson

/s/ Anthony A. Massaro	Director
Anthony A. Massaro

/s/ Jane G. Pepper	Director
Jane G. Pepper

/s/ Donald J. Shepard	Director
Donald J. Shepard

/s/ Lorene K. Steffes	Director
Lorene K. Steffes

/s/ Dennis F. Strigl	Director
Dennis F. Strigl

/s/ Thomas J. Usher	Director
Thomas J. Usher

/s/ George H. Walls, Jr.	Director
George H. Walls, Jr.

/s/ Helge H. Wehmeier	Director
Helge H. Wehmeier